EXHIBIT 10.7

SMOKE TREE VILLAGE LEASE OFFICE BUILDING

THIS LEASE is made and entered into this 21st day of May, 2001, by and between J. W. WOOD TRUST dba Smoke Tree Village Shopping Center at 1729 East Palm Canyon Drive, Suite 117, and CANYON NATIONAL BANK hereinafter respectively referred to as “Landlord” and “Tenant” without regard to number or gender.

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises, together with appurtenances, hereinafter referred to as the “premises” and described on Exhibit “A” attached hereto and made a part hereof. The premises, Suite No. 200/6, comprise approximately 1664 square feet and are a portion of the Smoke Tree Village Business and Professional Center, located at 1729 East Palm Canyon Drive, Palm Springs, Riverside County, California.

2. DEPOSITS. Tenant has paid to Landlord and Landlord acknowledges receipt of deposit as follows:

(a) The sum of two thousand four hundred and ninety dollars ($2,490.00) which shall be applied by Landlord to the first (1st) monthly payment of the items specified in Paragraph 4 to become due and payable under this Lease; and

(b) The sum of two thousand four hundred and ninety dollars ($2,490,00) which shall be security for the full and complete performance of all Tenant’s obligations hereunder. Should Tenant vacate or surrender the premises prior to the end of the demised term, said sum may be, at the option of the Landlord, applied by Landlord as part (but not exclusive) payment of Landlord’s damages resulting therefrom. Even though Tenant has not vacated or surrendered the demised premises, said security deposit may, during the term of this Lease, at the option of Landlord, be used to correct any breach of Tenant’s obligations under this Lease. Should all or any portion of said security deposit be used to cure any breach of Tenant, Tenant shall, within five (5) days after demand by Landlord, replenish said security deposit to the original amount set forth hereinabove. Upon expiration of said Lease, if Tenant shall surrender said premises to Landlord in the condition and at the time herein provided and shall have complied with all terms, covenants and conditions of this Lease, then Landlord shall, within thirty (30) days after satisfaction of all conditions, refund said deposit for that portion remaining after all just offsets to Tenant. Tenant shall be entitled to no interest payments upon said deposit and Landlord shall have the right to co-mingle said deposit with any other funds of Landlord.

3. TERM. The term of this Lease shall be for a period of three (3) years, commencing on the 1st day of July, 2001 and ending on the 30th day of June, 2004 and two (2) six (6) year renewal options each at fair market value.

4. MONTHLY PAYMENTS. Tenant shall pay to Landlord monthly rental for the premises in the sum of one thousand three hundred and seventy dollars ($1,370.00) starting on the 1st day of September 2001, per month which sum shall be paid in advance on the first (1st) day of each calendar month throughout the term of the Lease, as set forth in Article Three hereof, with proration of rentals for any partial calendar month of the term hereof and subject to annual CPI increases.

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Tenant shall also pay Tenant’s proportionate share of the costs specified in Paragraphs 7, 9 and 10 for parking and common facilities, utility services, utility maintenance costs, management fees and real estate taxes and it is estimated that Tenant’s proportionate share of these costs shall be one thousand one hundred and twenty dollars ($1,120.00) per month due and payable on the first (1st) day of each month, commencing on the first (1st) day of September, 2001, and will be subject to annual adjustments and /or surcharge for increased utility rates.

All payments to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction of offset, prior notice or demand, and at such place or places as may be designated from time to time by Landlord.

Landlord and Tenant agree than in the event the premises are not completed and possession tendered to Tenant on or prior to the date of commencement of the Lease term, then said minimum monthly rental shall commence on (i) the day the premises are tendered to Tenant, or (ii) the date Tenant opens for business, whichever shall first occur.

In the event of the inability of Landlord to deliver possession of the premises at the time of the commencement of the term of this Lease, neither Landlord nor Landlord’s agents shall be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable, nor shall the term herein specified be in any way extended, but in such event, Tenant shall not be liable for any rent until such time as Landlord can deliver possession of the premises, but the commencement date and the term of this Lease shall be extended equivalent to the delay in delivering possession and until the premises are capable of delivery (provided, however, if said premises are not capable of delivery by Landlord to Tenant by the 1st day of June, 2001, either party may by written notice to the other cancel this Lease and all parties shall be relieved of any further responsibility hereunder).

5. USE. The premises may be used for the purpose of conducting an OFFICE and for no other purpose or purposes.

Tenant shall not use the premises nor permit any part thereof to be used for any purposes in violation of any law, ordinance, or regulation. Tenant shall, at Tenant’s sole cost, comply with any and all insurance requirements pertaining to the premises or the use thereof, in accordance with the terms hereinafter stated in paragraph 13. Tenant shall also maintain reasonable fire insurance covering the building and appurtenances of which the premises are a part.

In the event of any use of the premises or alteration thereof by Tenant, which results in an increase in Landlord’s insurance premiums against the premises or any portion thereof or any portion of the shopping center of which the premises are a part, Tenant promptly, upon demand, shall reimburse Landlord for the increased cost of such insurance.

Tenant agrees that it will not at any time during the term of this Lease and any extension hereof, keep or display any merchandise or other objects on or otherwise obstruct any sidewalks or other common areas of the shopping center of which the premises are a part.

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Upon termination of this Lease, Tenant shall redeliver the premises to Landlord in the same condition as said premises were received by Tenant, subject to any improvements, alterations or remodeling performed pursuant to this Lease, reasonable wear and tear excepted.

6. CONSTRUCTION AND REMODELING. Landlord and Tenant hereby agree that, after the execution of this Lease, they will each commence and pursue to completion the construction of the improvements for which Landlord and Tenant are responsible as set forth on Exhibit “B” (“Description of Landlord’s work and Tenant’s work”), which is attached hereto and incorporated herein by reference.

7. REAL ESTATE TAXES. In addition to all rentals herein reserved, Tenant shall pay to Landlord his pro-rata share of any increase in the Real Estate Taxes and Assessments levied upon and assessed against the portion of the shopping center and improvements thereon, described in Exhibit “C” hereto as “Parcel No. 5”, of which the premises are a part, for each year of the term of this Lease over and above the taxes for the tax year ending June 30, 1979. Tenant’s “pro-rata share” shall be a proportion arrived at in comparing the total square footage of Tenant’s premises as it bears to the total Leaseable building space of Parcel No. 5 as hereinafter provided. Such increases in taxes shall be payable within thirty (30) days after receipt by Tenant of a statement in writing from Landlord setting forth the amount of such tax increase, together with a copy of the current year’s tax bill. Landlord expects that said statement will be prepared on or before January 1st of each year.

Any such tax increase for the year in which this Lease ends shall be apportioned and adjusted. With respect to any assessment which may be levied against or upon the demised premises and which, under the laws then in force, may be evidenced by improvement or other bonds, or may be paid in annual installments. Tenant shall be required to pay each year only the amount of such annual installment or portion thereof constituting a tax increase (with appropriate pro-ration for any partial year) and shall have no obligation to continue such payments after the termination of this Lease.

The term “Real Estate Taxes” as used herein shall be deemed to mean all taxes imposed upon the buildings and permanent improvements on the premises, and all assessments levied against said building and improvements, but shall not include personal income taxes, personal property taxes, inheritance taxes or franchise taxes levied against the Landlord but not directly against said property, even though such taxes shall become a lien against said property.

8. PERSONAL PROPERTY TAXES. During the Lease term, Tenant shall pay before delinquent, any and all taxes, assessments, license fees and public charges levied, assessed or imposed upon Tenant’s fixtures, furnishings, equipment and other personal property installed or located in the premises. Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of the Tenant’s fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord’s real property, then Tenant shall pay Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

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9. PARKING AND COMMON FACILITIES. The automobile parking and common areas of the shopping center, so designated in the attached Exhibit “A”, shall be available for the non-exclusive use, in common with Landlord, of Tenant, its agents, employees, customers, licensees, subtenants and concessionaires during the full term of this Lease or any extension hereof, for ingress and egress, roadway, sidewalk and automobile parking.

During the term hereof, Tenant shall pay to Landlord on a monthly basis Tenant’s prorated share of the total cost of maintaining and operating the common area and automobile parking area, including, without limiting the generality of the foregoing, all maintenance and construction work required to preserve and maintain the utility of the common area and parking area in the same condition and status as when originally installed (including expenses of a capital nature where required for replacement purposes), reasonable supervision and management fees incurred in the management of the common area and automobile parking area, not to exceed fifteen (15%) percent of the total expenses in any calendar year, all costs of policing, security protection and traffic direction, all costs of cleaning and removing rubbish, dirt and debris, landscaping, maintenance and supplies incidental thereto, all premiums for fire, liability and property damage insurance carried by Landlord in connection therewith, all costs of utilities in connection therewith including, but not limited to, all costs of maintaining and replacement of lighting facilities, light standards and storm drainage systems appurtenant thereto, and all taxes (real and personal), assessments and similar levies, general and special, ordinary and extraordinary, of any name, nature and kind whatsoever which may be fixed, charged, levied, assessed or otherwise imposed upon said common area and automobile parking area.

Tenant’s proportionate share of the total expenses for the automobile parking area and common area for the previous calendar year shall be that portion of all such expenses which are apportionable to the average number of square feet of floor space, as leased per annum, in those buildings described on Exhibit “A” hereto, exclusive of Ralphs and the Union Oil Station, with measurements to be from outside or exterior walls and from the center of the interior separation partitions. There shall be appropriate adjustment of Tenant’s share of automobile and common area expenses as of the commencement and expiration of the term of this Lease.

Within sixty (60) days after the conclusion of each calendar year, Landlord shall furnish Tenant with a statement, certified as correct by an employee of Landlord, authorized to so certify, showing, for the calendar year just completed, the total operating costs and average leased square footage, of the common area, the amount of Tenant’s proportionate share of such operating costs and the monthly payments made by Tenant as above set forth. The deficiency or excess shown on such statement with regard to Tenant’s obligation to contribute its proportionate share of the operating costs of the common area shall be adjusted in accordance with, the above provisions. Landlord shall keep a separate account covering the operating costs of the common area and the statements to Tenant required herein shall accurately reflect such operating costs. Said account records of Landlord shall be retained and preserved for a period of at least twelve (12) months after the expiration of each calendar year to which they apply.

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Within ten (10) days after receipt of Landlord’s annual statement, Tenant shall pay Landlord the deficiency, if any, shown on said annual statement, between Tenant’s proportionate share of the total operating costs of the year just completed and actual monthly payments made by Tenant to Landlord therefor. If said annual statement shows that Tenant’s payment exceed Tenant’s proportionate share of said operating costs, Landlord shall refund such excess therewith, or at Landlord’s option credit such excess against monthly payments next thereafter to become due to Landlord from Tenant for said common area and automobile parking area.

Landlord reserves the unqualified right to change the size, arrangement and location of the building areas (except the premises), entrances, exits, roadways, parking spaces, driveways, aisles and other areas which make up the automobile parking and common areas. Tenant agrees to comply with such rules and regulations as Landlord may adopt from time to time with respect to the common areas and automobile parking areas and the use thereof.

10. UTILITY SERVICES/UTILITY MAINTENANCE COSTS.

It is understood and agreed that the phrase “utility services and utility maintenance costs” as used herein, shall mean all charges for water, gas, heat, electricity, and all other utility services, as well as all expenses for maintenance and repairs and replacement of air conditioning equipment, heating equipment and lighting apportionable to the Smoke Tree Village Business and Professional Building.

Tenant agrees to pay his proportionate share of all utility services and all utility maintenance costs apportionable to the premises on a monthly basis. Tenant’s proportionate share of the total expenses for utility services and all utility maintenance costs for the previous calendar year shall be that portion of all such expenses which is equal to the proportion thereof which the number of square feet of gross floor area in the premises bears to the total number of square feet of actual leased area in the Smoke Tree Village Business & Professional Center averaged per annum. There shall be appropriate adjustment of Tenant’s share of said expenses as of the commencement and expiration of the term of the Lease.

Within sixty (60) days after the conclusion of each calendar year, Landlord shall furnish Tenant with a statement, certified as correct by an employee of Landlord authorized to so certify, showing, for the calendar year just completed, the total expenses for utilities and utility maintenance, the amount of Tenant’s proportionate share of said utilities and utility maintenance and the monthly payments made therefor by Tenant. The deficiency or excess shown on said statement with regard to Tenant’s obligation to contribute its proportionate share of the expenses for utilities and utility maintenance shall be adjusted in accordance with Tenant’s proportionate share above set forth. Landlord shall keep a separate account covering the expenses for utilities and utility maintenance, and the statements to Tenant required herein shall accurately reflect such expenses for utilities and utility maintenance. Said account records of Landlord shall be retained and preserved for a period of at least twelve (12) months after the expiration of each calendar year to which they apply. Within ten (10) days after receipt of Landlord’s annual statement, Tenant shall pay to Landlord the deficiency,

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if any, shown on said statement, between Tenant’s proportionate share for expenses for utility maintenance, for the year just completed and the actual monthly payments for utilities and utility maintenance made by Landlord. If said annual statement shows that Tenant’s monthly payments exceeded Tenant’s proportionate share of the expenses for utilities and utility maintenance, Landlord shall refund such excess therewith, or at Landlord’s option, credit such excess against monthly payments next thereafter to become due to Landlord from Tenant.

11. MAINTENANCE AND REPAIRS. Landlord shall, at Landlord’s sole cost and expense, keep and maintain in good order and repair, the exterior foundations, exterior walls (except interior spaces), exterior doors, downspouts, gutters, and the roof of the building of which the premises are a part, except Landlord shall not be responsible for any damage (as to all items) caused by any negligent act or omission of Tenant or its employees, agents, guests, invitees, licensees or contractors. Landlord shall not be required to make any repairs to said items unless Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have had a reasonable period of time thereafter within which to commence and complete said repairs. Landlord agrees to use due diligence in the making of said repairs upon receipt of Tenant’s notice with regard thereof. Landlord shall also keep in good order, condition and repair, the common hallways, walkways, rest rooms and other public areas in and adjacent to the Smoke Tree Village Shopping Center.

Except for the maintenance and repairs Landlord is specifically required to make pursuant to article 11 hereof, Tenant shall, at Tenant’s own expense, keep and maintain in good repair the exterior and interior of the premises including, but not limited to, windows, ceilings, floor covering, plumbing, electrical, and all other portions of the premises. Tenant shall also keep and maintain the premises in good and sanitary order and condition. Tenant hereby waives any rights for damages to its merchandise and other personal property that Tenant may have as a result of Landlord’s failure to make repairs.

By entering into the premises, Tenant shall be deemed to have accepted said premises as being in good and sanitary order, condition and repair, and Tenant agrees on the last day of said term or sooner termination of this Lease, to surrender the premises, with appurtenances, in the same condition as when received, reasonable use and wear thereof excepted.

Tenant hereby waives to the extent permitted by law, all of the provisions of Section 1941 and 1942, et. seq., of the California Civil Code, and the provisions of any other law permitting repairs by a lessee at the expense of a lessor, and the provisions of any other law in contravention of the provisions of this article.

12. ALTERATIONS. Tenant shall not have the right to make any alterations, improvements or additions to the premises or any portion thereof, without the prior written consent of Landlord, except those changes, additions and improvements, if any, which Tenant is required to make by the provisions of this Lease. All alterations, additions or improvements which are made in or to the premises shall be surrendered with the premises upon the termination of this Lease (with the exception of movable furniture and

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trade fixtures), unless prior to such termination Landlord gives Tenant written notice to remove some or all thereof, in which case Tenant shall cause the items so designated to be removed and the premises to be restored to its original condition, all at the expense of Tenant. If during the term of this Lease, any additions, alterations or improvements in or to the premises, as distinguished from repairs, are required by any governmental authority or any law, ordinance or government regulation because of the use to which the premises are put by Tenant and not by reason of the character or structure of the building, they shall be made and paid for by Tenant.

Tenant agrees to pay promptly for all labor done or materials furnished for any work of repair, maintenance, improvement, alteration or addition done by Tenant, in connection with the premises, and to keep and hold said premises free, clear and harmless of and from all liens that could arise by reason of any such work. If any such lien shall at any time be filed against the premises, or the building of which the premises are a part, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing the same, or if Tenant in its discretion and in good faith determines that such lien should be contested, Tenant shall provide a release bond as provided in the California Civil Code, Section 3143. If Tenant shall fail to discharge such lien within such period or shall fail to furnish such security, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by giving security or in such other manner as is, or may be, prescribed by law. Tenant shall repay the Landlord on demand all sums disbursed or deposited by Landlord pursuant to the foregoing provisions including Landlord’s costs, expenses and reasonable attorney’s fees incurred by Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord’s interest in the real property, of which the premises are a part, to liability under any mechanic’s or other lien law.

Tenant shall give notice to Landlord at least ten (10) days prior to commencement of any construction irrespective of whether consent is required by Landlord, as hereinabove provided, and Landlord shall have the right to enter upon the premises and post such notices as may be deemed necessary by Landlord, including but not limited to notices of non-responsibility in the manner and form provided in the Civil Code of the State of California.

13. HOLD HARMLESS/LIABILITY INSURANCE BY TENANT. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims against Landlord for damage to goods, wares and merchandise in, upon or about the premises and for injuries to persons in or about said premises, from any cause arising at any time; and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, arising from the use of the premises by Tenant, or from the failure of Tenant to keep the premises in good condition and repair, as herein provided.

During the term of this Lease and any extensions hereof, the Tenant shall, at Tenant’s sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the premises, and on any sidewalks directly adjacent to the premises. The limits of liability of such insurance shall not be less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for injury (or death) to any one

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(1) person, and ONE MILLION DOLLARS ($1,000,000.00) for any injury (or death) to more than one (1) person arising out of the same accident, and FIFTY THOUSAND DOLLARS ($50,000.00) with respect to damage to property,

Tenant agrees that ail insurance coverage which Tenant is required to obtain pursuant to the terms of this Lease shall be obtained with coverage under which Landlord shall be named as a co-insured and Tenant shall provide at all times during the term of this Lease, written evidence to Landlord that such insurance has been obtained and is in full force and effect, and if at any time during the term of this Lease, Tenant shall fail to obtain any insurance required by the terms of this Lease, Landlord shall be entitled to obtain such coverage from an insurance company of Landlord’s choosing and Tenant shall agree within five (5) days after demand, to reimburse Landlord for any premium payments and costs incurred by Landlord in obtaining such insurance.

14. LANDLORD’S ACCESS. Landlord and its designees shall have the right to enter the premises during reasonable business hours (and in emergencies at all times): (i) to inspect the same (ii) for any purpose connected with Landlord’s rights or obligations under this Lease, (iii) for all other lawful purposes, and (iv) during the last three (3) months of the term of this Lease to show the premises at reasonable times to prospective Tenants.

15. ASSIGNMENT AND SUBLETTING. Tenant may not assign or hypothecate this Lease or any part or interest herein and shall not sublet the premises or any part thereof, or any right or privilege appurtenant thereto, without having first obtained the written consent of Landlord, which consent Landlord agrees not to unreasonably withhold. Any assignment, subletting or hypothecation without having first obtained the consent of Landlord shall be void and of no force and effect and shall, at the option of Landlord, constitute a breach of this Lease.

Acceptance or receipt of rental payment or any other payment to be made pursuant to the terms of this Lease by Landlord from any person other than Tenant shall not be construed as an acceptance of that party by Landlord as a Tenant under the terms of this Lease and any acceptance of such payment by Landlord shall not be deemed a waiver of the provisions of this paragraph.

Landlord shall not be prohibited from conveying its interest in the shopping center subject to this Lease or assigning its interest in this Lease at any time to whomsoever it elects. If, during the term of this Lease, Landlord shall sell its interest in the shopping center or the premises, then from and after the effective date of such sale, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

All terms, conditions, agreements and covenants of this Lease shall be binding upon Landlord and Tenant and their respective successors and assigns.

16. SIGNS. Tenant agrees that it will not at any time during the Lease term and any extensions hereof, without first obtaining the Landlord’s written consent and a permit from the City of Palm Springs, California, place on the exterior walls (including both

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interior and exterior surfaces of windows and doors), the roof of the premises or any other part of the shopping center, any sign, symbol, advertisement, neon light, other light or object or thing visible to the public view outside of the premises. All signs must comply with all City ordinances and be in conformity with the design specified by Smoke Tree Village.

17. ABANDONMENT. Tenant shall not vacate or abandon the premises at any time during the term of this Lease or any extension hereof. If Tenant shall abandon or vacate or surrender the premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the premises shall be deemed abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

18. REMOVAL OF FIXTURES. Upon the expiration of the term of this Lease and any extensions hereof, if Tenant be not then in default hereunder, Tenant will be permitted to remove all trade fixtures, furniture and equipment (with the exception of floor covering) originally placed in the premises by Tenant that can be removed without damage or injury to the premises or the shopping center of which the premises is a part. If any damage or injury should occur to the premises or the shopping center in connection with any such removal, then Tenant agrees to promptly repair and/or replace any damage or destruction, or at the option of Landlord, to reimburse the Landlord on demand for all of its costs and expenses in repairing and/or restoring any such damage or destruction. After removal of said fixtures, Tenant shall restore the premises to their original condition, reasonable wear and tear excepted.

Should Tenant fail to remove any of its trade fixtures, furniture or equipment within fifteen (15) days after the termination of this Lease, said property shall be conclusively presumed to have been abandoned and by this provision quitclaimed to Landlord by Tenant, and without liability, Landlord may dispose of the same.

19. DAMAGE AND DESTRUCTION OF PREMISES. In the event of (i) partial destruction of the premises or the building containing the same during the term of this Lease or any extensions hereof, which requires repairs to either the premises or said building; or (ii) the premises or any building being condemned by a public authority having jurisdiction over the property for any reason other than Tenant’s act, use or occupation, which declaration requires repairs to either the premises or said building, Landlord shall forthwith make said repairs, provided Tenant gives to Landlord thirty (30) days written notice of the necessity therefor. No such partial destruction (including any destruction necessary in order to make repairs required by any declaration made by any public authority) shall in any way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rental while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the premises.

In the event the premises are damaged to such an extent as to render the same untenantable in whole or in a substantial part thereof, or are destroyed, Landlord may either cancel this Lease or repair or rebuild the premises. If Landlord elects to repair or rebuild the premises, Landlord shall use all insurance proceeds available for such purposes and shall have not more than thirty (30) days from such happening to notify the Tenant in writing of Landlord’s intentions to repair or rebuild said premises. Landlord shall be required

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to repair only those improvements originally made by Landlord at Landlord’s expense and Tenant shall make any and all repairs as to improvements installed or paid for by Tenant, at Tenant’s expense. If Landlord elects to make said repairs, this Lease shall continue in full force and effect and the rental shall be proportionately reduced as hereinabove provided. If Landlord elects to terminate this Lease, all rentals shall be prorated between Landlord and Tenant as of the date of such destruction.

In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article 19, the provisions of Section 1932, Subdivision (2) and Section 1933, Subdivision (4) of the California Civil Code are hereby waived by Tenant.

20. CONDEMNATION.

(a) “Condemnation” Defined. The word “condemnation” or “condemned” as used in this paragraph or elsewhere in this Lease, shall mean the exercise of, or intent to exercise, the power of eminent domain, expressed in writing as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body, agency or authority, either under threat of condemnation or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

(b) Allocation of Award. In the event the premises, or any part thereof, are condemned, Landlord shall be entitled to and shall receive the total amount of any award made with respect thereto, regardless of whether the award is based on a single award or a separate award as between the respective parties and, if and to the extent that any such award or awards shall be made to Tenant or to any person claiming through, or under Tenant, Tenant hereby irrevocably assigns to Landlord all of his right, title and interest in and to any and all such awards. No portion of any such award or awards shall be allowed to or paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair rental for the premises. The foregoing not withstanding, Landlord shall turn over to Tenant that portion of any such award received by Landlord hereunder which is attributable to Tenant’s fixtures and equipment which are condemned as part of the real property but which Tenant would otherwise be entitled to remove, and the appraisal of the condemning authority with respect to the amount of any such award allocable to such items shall be conclusive.

(c) Landlord’s Right to Settle. Landlord may, without any obligation or liability to Tenant and without affecting the validity and existence of this Lease other than is hereafter expressly provided, agree to sell and/or convey to the condemner, without first requiring that any action or proceeding be instituted, or, if such action or proceeding shall have been instituted, without requiring any trial or hearing thereof (and Landlord is expressly empowered to stipulate to judgment therein), the premises or portion thereof sought by the condemner free from this Lease and the rights of Tenant hereunder (except only as those rights given Tenant in Subparagraph (b) above).

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(d) Effect of Condemnation. If any part or all of the premises shall be condemned, this Lease shall terminate without further notice, and this Lease and all rights and duties of Landlord and Tenant hereunder shall cease and terminate at the time of such condemnation, as heretofore defined. If this Lease is terminated as provided in this Article, the rent shall be paid up to the date of condemnation (as such date is determined above) and Landlord shall make an equitable refund of rental paid by Tenant in advance and not yet earned.

21. DEFAULT AND REMEDIES.

(a) Default Defined. If Tenant shall fail to pay any sums payable by Tenant as hereinbefore provided, and such failure shall continue for a period of five (5) days after written notice thereof to Tenant by Landlord, or if Tenant shall fail to promptly perform or observe any other covenant, condition or agreement by it to be performed hereunder, other than the payment of rent, and such failure shall continue for a period of fifteen (15) days, after written notice from Landlord to Tenant specifying the nature of such failure, or if Tenant vacates or abandons the premises, or breaches any obligation under this Lease by it to be performed, which cannot be cured, or if a petition to have Tenant adjudicated a bankrupt, or a petition for reorganization or arrangement under any laws of the United States relating to bankruptcy be filed against Tenant and not be dismissed within sixty (60) days from the date of such filing, or if the assets of Tenant or the business conducted by Tenant on the premises be assumed by any trustee, receiver or other person pursuant to any judicial proceeding, or if Tenant becomes insolvent or makes an assignment for the benefit of creditors, then, in any such event, Tenant shall be deemed to be in default hereunder.

(b) Remedies. In the event of a default by Tenant, Landlord, without further notice to Tenant, shall have any one or more of the following remedies, at Landlord’s election:

(1) Without barring later election of any other remedy, and without taking possession of the premises, Landlord may require strict performance of all the covenants and obligations hereof as the same shall accrue, and have the right of action therefor;

(2) Without barring later election of any other remedy, Landlord may re-enter the premises with or without process of law, eject all parties in possession thereof therefrom, and, without terminating this Lease, at any time and from time to time, relet the premises or any part or parts’ thereof for the account of Tenant or otherwise, and receive and collect the rents therefor, applying the same first to the payment of such expenses, including attorney’s fees, as Landlord my have paid, assumed, or incurred in recovering possession of the premises and placing the same in good order and condition and/or preparing or altering the same for reletting and such additional expenses, including commissions, paid, assumed or incurred by Landlord in, or in connection with, reletting the premises, and then to the fulfillment of the covenants of Tenant. Any such reletting as provided for herein may be for the remainder of the term of this Lease, or for a longer or shorter period. Landlord may execute any Lease made pursuant to the terms hereof either in Landlord’s own name or in the name of Tenant, as Landlord may see fit, and the subtenant therein shall be under no obligation whatsoever for the application by Landlord of any rent collected by Landlord from such subtenant to any and all sums due and owing

April 17, 1995	-11-

under the provisions of this Lease, nor shall Tenant have any right or authority whatever to collect any rent whatever from such subtenant or any subtenant, licensee, or concessionaire on the premises. In any case, and whether or not the premises or any part thereof be relet, Tenant shall pay to Landlord all sums required to be paid by Tenant up to the time of such re-entry by Landlord, and thereafter, Tenant shall pay to Landlord monthly, or at the several due days specified herein if other than monthly, until the end of the term of this Lease, the equivalent of all sums specified as rental herein and any and all other sums required to be paid by Tenant under the terms of this Lease, less the avails of such reletting, if any, after payment of the expenses of Landlord as aforesaid, and Landlord need not wait until the termination of this Lease to recover the same by legal action or otherwise. No such reentry by Landlord shall constitute an election to terminate this Lease, unless Landlord gives Tenant written notice of Landlord’s election to terminate;

(3) Without barring later election of any other remedy, terminate this Lease or the Leasehold interest created by it and re-enter the premises, either with or without process of law, and remove all persons therefrom and repossess and enjoy the premises, together with all additions, alterations and improvements thereto. Upon such termination, Landlord may recover from Tenant all damage he may incur by reason of said breach, including: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss for such period that Tenant proves could have been reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of the award” of the amounts referred to in Items (i) and (ii) of this paragraph is computed by allowing interest at the rate of Ten (10)% Percent per annum. The “worth at the time of the award” of the amounts referred to in Item (iii) of this paragraph, is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus One (1)% Percent. Landlord may relet this property prior to the time of the award for breach of this Lease by Tenant.

(4) Efforts by Landlord to mitigate the damage caused by Tenant’s breach of this Lease, do not waive Landlord’s right to recover damages under this paragraph, and nothing herein contained shall effect the right of Landlord to indemnification for personal injuries or property damage as otherwise provided in this Lease.

(5) Anything to the contrary notwithstanding, as an additional option, without barring later election of any other remedy, even though Tenant has breached this Lease and abandoned the premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession; Landlord may enforce all his rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease. This remedy being granted pursuant to the provisions of Section 1951.4 of the Civil Code of the State of California. For the purposes of this section, the following acts do not constitute a termination of Tenant’s right to possession: (i) acts of maintenance or preservation or efforts to relet the premises; (ii) the appointment of a receiver on initiative of Landlord to protect his interest under this Lease.

April 17, 1995	-12-

(6) The provisions of Subsections (3), (4) and (5) of this Article, shall be an option of Landlord so long as the provisions of Paragraph 15 of this Lease remain in full force and effect, which provide that Landlord shall not unreasonably withhold consent to Tenant subleasing or assigning Tenant’s interest in this Lease.

22. INTEREST ON PAST DUE OBLIGATIONS. Any sum of money accruing to Landlord under the terms and provisions of this Lease, which shall not be paid when due, shall bear interest at the rate of Ten (10%) Percent, per installment, or the maximum interest permitted to be charged under law, if more than Ten (10%) Percent, for any installment of rent or any sum due from Tenant not received by Landlord or Landlord’s designee within seven (7) days of when due.

23. ATTORNEY’S FEES. Should either party institute legal proceedings against the other arising out of this Lease, the prevailing party shall be entitled to reasonable attorney’s fees, to be fixed by the Court having jurisdiction in any such action.

Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by or against Tenant, or by or against any person holding under or using the premises by license of Tenant, or otherwise arising out of or resulting from any act or transaction of Tenant or any such person, Tenant covenants to pay to Landlord the amount of any judgment rendered against Landlord or the premises or any part thereof and all costs and expenses, including reasonable attorney’s fees, incurred by Landlord in or in connection with such litigation.

24. NOTICE. Any notice required or given to either party hereunder shall be given in writing and shall be deemed to have been given when deposited as certified or registered mail, addressed to the parties at their respective addresses recited in this Lease, or to such other respective addresses as to which either party may hereafter from time to time give notice in writing by personal delivery or by certified or registered mail to the other.

25. WAIVER. One or more waivers by Landlord of any condition or covenant of this Lease, shall not be construed as a waiver of a subsequent breach of the same or any other condition or covenant. Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to, or approval of, any subsequent similar act by Tenant.

26. HOLDOVER BY TENANT. In the event that Tenant shall hold the premises after the expiration of the term hereof, with the consent of Landlord, express or implied, such holding over shall, in the absence of written agreement on the subject, be deemed to have created a tenancy from month to month, terminable on thirty (30) days written notice by either party to the other at a monthly rental payable in advance at the same monthly rental as provided for in this Lease, and otherwise subject to all of the terms and provisions of this Lease. If Tenant fails to surrender the premises upon the termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure to surrender, including, without limiting the generality of the foregoing, any claims made by any succeeding Tenant founded on or resulting from such failure to surrender.

April 17, 1995	-13-

27. MATTERS OF RECORD. This Lease is subject to and subordinate to, each and all of the terms and conditions of that certain “MASTER LEASE” entered into under the date of April 8, 1964, by and between Smoke Tree, Inc., a California corporation, as “Lessor”, and Alan C. Stoneman, an individual, as “Lessee”. J. W. Wood Trust is the present successor in interest to all of the original lessee’s right, title and interest under said “MASTER LEASE” and is the Landlord herein, and bases its’ right to possession of the herein property upon said “MASTER LEASE”.

This Lease is subject to, and subordinate to all, existing matters of record, including, but not limited to the Grant of Easements and Declaration of Restrictions executed by Smoke Tree Village Limited, a Limited Partnership, and Smoke Tree, Inc., a California Corporation, recorded May 15, 1969, as Instrument No. 48075, in the records of the office of the County Recorder of Riverside County, California. Tenant agrees to abide and not to violate any provisions of said document.

28. RIGHTS OF LENDERS. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease, unless written notice, specifying such default, is mailed to Landlord and to all mortgagees and/or trust deed holders. Tenant agrees that any such mortgagee or trust deed holder shall have the right to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice. Tenant further agrees not to invoke any of its remedies under this Lease, until said thirty (30) days have elapsed, or during any period that such mortgagee or trust deed holder is proceeding to cure such default with due diligence, or is taking steps with due diligence to obtain the legal right to enter the shopping center and cure such default.

29. SUBORDINATION. Landlord reserves the right to place liens and encumbrances on the premises superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any liens and encumbrances now or hereafter imposed by Landlord upon the premises or any building of which the premises is a part, and Tenant agrees to execute and deliver upon demand such instruments subordinating this Lease to any such liens or encumbrances as shall be requested by Landlord.

30. ESTOPPEL STATEMENT. At any time and from time to time, Tenant agrees upon request in writing from Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications) and the dates to which fixed minimum rent, percentage rent, if any, and other charges have been paid. It is understood and agreed that any such statement may be relied upon by any prospective purchaser of the Leasehold or the mortgage, beneficiary or grantees of any security or interest, or any assignee of any thereof, under any mortgage or deed of trust now or hereafter made covering the Leasehold interest in the premises or any portion of the Leasehold estate of which the premises form a part.

April 17, 1995	-14-

31. GENERAL PROVISIONS. (a) If any term, condition, covenant or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect, and shall in no way be affected, impaired or invalidated thereby, (b) The paragraph titles herein used are for convenience only and do not define, limit or construe the contents of such paragraphs, (c) The words “Landlord” and “Tenant” wherever used herein shall be applicable to one or more persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one, the obligations thereof shall be joint and several, (d) Landlord and Tenant agree that from time to time Landlord will adopt and impose reasonable rules and regulations concerning the general use, operation and activities to be conducted in connection with the Smoke Tree Village, and Tenant agrees to comply with all of the terms and conditions of such reasonable rules and regulations and comply therewith upon receiving reasonable notice of such rules and regulations, (e) It is understood and agreed that all of the provisions of this Lease are to be construed as covenants and agreements, as though the words importing such covenants and agreements were used in each separate provision hereof. It is further agreed that all of Tenant’s covenants and agreements herein contained are conditions, and that the time of the performance of each shall be a condition precedent to the right of Tenant to remain in possession of the premises or to have this Lease continue in force and effect, (f) It is hereby expressly agreed that this Lease contains all of the terms, conditions, covenants and agreements between the parties hereto relating in any manner to the rental and use and occupancy of the premises, and that no prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and that the terms, covenants, conditions and provisions of this Lease cannot be altered, changed, modified or amended, except in writing signed by the parties hereto. Tenant is responsible for professional carpet cleaning upon vacating the demised premises.

32. SUMMARY OF MONTHLY CHARGES AND SECURITY DEPOSIT.

(a) Monthly payments beginning September 1, 2001:

Rent	$1,370.00	*
Cam/Ins./Taxes	499.00	**
Utilities	498.00	**	subject to surcharge for rate increase
CAM/Util Mgmnt	123.00
Total	$2,490.00		(b) Security deposit: $2,490.00

*	Subject to annual CPI increases starting June 1, 2002.
**	Subject to annual adjustments starting June 1, 2002.

IN WITNESS WHEREOF, the parties have duly executed this Lease, together with the herein referred to Exhibits, which are attached hereto, the day and year first above written.

LANDLORD:	TENANT:

/s/ LAWRENCE J. OLSON	/s/ STEPHEN G. HOFFMANN
J. W. WOOD TRUST	STEPHEN G. HOFFMANN
LAWRENCE J. OLSON, TRUSTEE
1729 E. Palm Canyon Dr. Ste 117 Palm Springs, CA 92264	Palm Springs, CA 92264
Date: 5/29/01	Date: 5/21/01

April 17, 1995	-15-

EXHIBIT A

SMOKE TREE VILLAGE SHOPPING CENTER
RETAIL AREA AND OFFICE BUILDING
COMMON AREAS

Sunrise Way
BANK
Parcel 3
RETAIL STORES
Parcel 4
Business and
Professional
Center
Parcel 5
Union
Parcel 1
East Palm Canyon (Highway 111)
R A L P H S MARKET
Parcel 2
(not a part of Smoke Tree Village)
Portion subject to tax increase clause

EXHIBIT “C”

AMENDMENT TO LEASE

This “Amendment to Lease”, dated July 1, 2003, between Landlord, J. W. Wood Trust dba Smoke Tree Village Shopping Center and Tenant, Canyon National Bank, shall amend the original Lease between Landlord and Tenant dated May 21, 2001. The original Lease shall be amended beginning on August 1, 2003 as follows:

(1)	The 1664 square feet premises, suites 200-206, shall be enlarged by approximately 340 square feet with the addition of minisuites G and H, and shall comprise a total of approximately 2004 square feet.

(2)	An additional five hundred and fifty dollars ($550.00) will be required to bring your security deposit up to the new required amount

(3)	The monthly rental and reimbursement rates beginning August 1, 2003 shall be:

Minimum (base) rent	$1,701.00
CAM/Util./Ins./Taxes	1,237.00
CAM/Util. Mgmt	125.00
Total	$3,063.00

(4)	Landlord shall be responsible for repainting the premises, altering certain walls and providing new carpeting prior to move-in. Tenant’s moving into the new premises shall constitute Tenant’s acceptance of Landlord’s work and no further work by Landlord shall then be necessary henceforth.

(5)	All other provisions, terms and conditions contained in the original Lease shall remain the same.

Agreed:	/s/ Lawrence J. Olson	Agreed:	/s/ Stephen Hoffmann
	Lawrence J. Olson		Stephen Hoffmann, President
	Trustee, J. W. Wood Trust		Canyon National Bank
	Landlord		Tenant
	Date: 7/7/03		Date: 7/1/03